AgroFresh Solutions Receives Commitment for $150 Million Strategic Equity Investment from Paine Schwartz Partners as Key Component of Comprehensive Refinancing
Investment materially improves AgroFresh’s balance sheet and financial flexibility
Industry specific expertise provided through Paine Schwartz Partners to help further AgroFresh’s execution of its strategic growth and diversification initiatives
PHILADELPHIA, June 15, 2020 - AgroFresh Solutions, Inc. (“AgroFresh” or the “Company”) (Nasdaq: AGFS), a global leader in produce freshness solutions, today announced that it has entered into an agreement to sell $150 million of newly issued convertible preferred stock to an affiliate of Paine Schwartz Partners, LLC (“Paine Schwartz” or “PSP”), a leading private equity firm focused exclusively on sustainable food chain investing.
Jordi Ferre, AgroFresh Chief Executive Officer, commented, “Today’s announcement is an important milestone for AgroFresh. Our refinanced capital structure will be more appropriately balanced for our business and will allow greater flexibility to drive our diversification initiatives and put the Company in a position to achieve its next chapter of growth. Furthermore, Paine Schwartz brings deep domain expertise within the agriculture sector, which we believe will complement our leadership team and Board composition. We are excited to welcome them to our team and look forward to their future contributions.”

Graham Miao, AgroFresh Chief Financial Officer, commented, “This investment provides several significant benefits to our shareholders and represents an important step toward achieving our goal of optimizing the Company’s capital structure and meaningfully deleveraging the balance sheet. As we continue to improve the results of our operations, including cost optimization, this strategic equity investment will create further financial flexibility to generate growth.”

Kevin Schwartz, Chief Executive Officer and a founding Partner of Paine Schwartz, stated, “Through our global investments in fresh produce, Paine Schwartz has developed a long-standing thesis in post-harvest technology. We are excited to target new opportunities in the sector through this strategic investment in AgroFresh. AgroFresh is a leading independent platform that has a diversified network of direct customer relationships, a solutions-based service offering and a leading post-harvest portfolio. We look forward to working closely with Jordi, Graham and the team to enhance operations, drive growth and create value.”

Proceeds from the preferred stock investment will be used to repay a portion of AgroFresh’s existing debt. On a pro-forma basis for the twelve months ended March 31, 2020, the Company’s net debt-to-adjusted EBITDA ratio will decline from approximately 5.8x to 3.8x.

Adjusted EBITDA and net debt-to-Adjusted EBITDA are non-GAAP financial measures. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of these Non-GAAP financial measures to GAAP results.

Terms of the Investment

On an as-converted basis, the preferred stock would initially represent approximately 36% of AgroFresh’s pro-forma common shares outstanding. In connection with the investment, AgroFresh would expand the size of its Board of Directors to ten members, with PSP initially designating two members of the Board.

PSP’s $150 million convertible preferred stock investment carries a 16% dividend, with a minimum 8% payable in cash. The preferred stock will be convertible into shares of AgroFresh common stock at a conversion price of $5.00 per share, reflecting a nearly 100% premium to the Company’s 60-day volume-weighted average closing price.

The PSP investment is subject to customary closing conditions, including the receipt of required regulatory approvals, and is contingent upon the successful refinancing of AgroFresh’s senior secured credit facility. The Company currently anticipates closing the PSP investment and the refinancing of its senior secured credit facility early in the third quarter of 2020.

AgroFresh will file a Form 8-K with the Securities and Exchange Commission containing additional information regarding the terms of the convertible preferred stock.

BMO Capital Markets acted as sole financial advisor and Greenberg Traurig, LLP acted as legal advisor to AgroFresh. Evercore acted as sole financial advisor and Kirkland & Ellis LLP as legal advisor to Paine Schwartz.

About AgroFresh
AgroFresh (Nasdaq: AGFS) is a leading global innovator and provider of science-based solutions, data-driven technologies and experience-backed services to enhance the quality and extend the shelf life of fresh produce. For more than 20 years, AgroFresh has been revolutionizing the apple industry and has launched new innovative solutions in a variety of fresh produce categories from bananas to cherries and citrus to pears. AgroFresh supports growers, packers and retailers by supplying post-harvest solutions across the industry that enhance crop values while conserving our planet’s resources and reducing global food waste.
Visit www.agrofresh.com to learn more.
™Trademark of AgroFresh Inc.

About Paine Schwartz Partners
A global leader in sustainable food chain investing, Paine Schwartz Partners is a private equity firm focused exclusively on investment opportunities in the fast-growing, dynamic global food and agribusiness sectors. The firm's investment, operations and finance professionals invest throughout cycles across the food and agribusiness value chain, and bring a collaborative and active management approach to portfolio companies. For further information, please see www.paineschwartz.com.

Forward-Looking Statements
In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “will,” “would,” “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, anticipated timing and completion of necessary regulatory approvals, the refinancing or any other conditions to closing, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated benefits from the investment by PSP, anticipated future growth, business strategies, the Company’s ability to refinance its existing indebtedness, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition, the ability of the business to grow and manage growth profitably, the ability to consummate the preferred equity investment and/or to effect the refinancing of its existing senior credit facility, risks associated with acquisitions and investments, changes in applicable laws or regulations, conditions in the global economy, including the effects of the coronavirus outbreak, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures adjusted EBITDA and net debt-to-adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including incentive bonuses and for bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information for evaluation of the Company’s performance.

The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures used herein to the most comparable GAAP measure are provided in the table at the end of this press release.

The following table sets forth the non-GAAP financial measures of EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance (including incentive bonuses and for bank covenant reporting), are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The following is a reconciliation between the non-GAAP financial measures of EBITDA and Adjusted EBITDA to their most directly comparable GAAP financial measure, net loss:

(in thousands)			Last Twelve Months ended March 31, 2020
GAAP net loss including non-controlling interests			$(52,739)
Benefit for income taxes			(20,387)
Interest expense(1)			32,005
Depreciation and amortization			82,972
Non-GAAP EBITDA			$41,851
Share-based compensation			2,945
Asset impairment including intangibles(2)			11,424
Severance related costs(3)			597
Other non-recurring costs(4)			7,296
Loss on foreign currency exchange(5)			3,081
Mark-to-market adjustments, net(6)			(520)
Legal recovery			(1,600)
Non-GAAP Adjusted EBITDA			$65,074

Ratio of net debt to Adjusted EBITDA	March 31, 2020	Pro Forma Adjustment(7)	Pro Forma March 31, 2020
Gross debt	$406,420	$—	$406,420
Less: available cash	(28,300)	(131,000)	(159,300)
Net debt	$378,120	$(131,000)	$247,120

Net debt-to-Adjusted EBITDA ratio	5.8x		3.8x
(1) Interest on the term loan, inclusive of accretion for debt discounts, debt issuance costs and contingent consideration
(2) Impairment on Verigo software, investment in FFT and other investments
(3)  Severance costs related to ongoing cost optimization initiatives
(4) Costs related to certain professional and other infrequent or non-recurring fees, including those associated with transition service agreement, litigation and M&A related fees
(5) Loss on foreign currency exchange relates to net losses and gains resulting from transactions denominated in a currency other than the entity's functional currency
(6)  Non-cash adjustment to the fair value of contingent consideration related to Tax Receivables Agreement with Dow and
Tecnidex acquisition
(7)  Represents proceeds from convertible preferred stock investment from Paine Schwartz Partners, less expenses

Contact:
For AgroFresh Solutions, Inc.
Jeff Sonnek - Investor Relations
ICR Inc.
Jeff.Sonnek@icrinc.com
646-277-1263